Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE BOSTON PROPERTIES, INC.

1997 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Shares:

Purchase Price per Share: $.01 per share

Grant Date:                     , 200

Final Acceptance Date:                     , 200

Pursuant to the Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Boston Properties, Inc. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) making payment to the Company by certified or bank check or other instrument acceptable to the Committee (as defined in Section 2 of the Plan) of the Purchase Price per Share, if any, times the number of shares to be accepted, and (ii) signing and delivering to the Company a copy of this Award Agreement. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2. Restrictions and Conditions.

(a) Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c) Subject to Paragraph 4 below, if the Grantee ceases to be a Director of the Company for any reason prior to vesting of shares of Restricted Stock granted herein, the Company shall have the right, at the discretion of the Committee, to repurchase such shares from the Grantee or the Grantee’s legal representative at their purchase price. The Company must exercise such right of repurchase or forfeiture by written notice to the Grantee or the Grantee’s legal representative not later than 90 days following the date on which the Grantee ceases to be a Director of the Company.

3. Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains a Director of the Company on such Vesting Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of Shares Vested	Vesting Date
(50)%	, 200
(50)%	, 200

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.

4. Acceleration of Vesting in Special Circumstances. If (i) the Grantee ceases to be a Director of the Company by reason of death, incapacity due to physical or mental illness or disability or (ii) a Change of Control of the Company (as defined in Section 16 of the Plan) occurs, any restrictions and conditions on all shares of Stock subject to this Award shall be deemed waived by the Committee and all such shares shall automatically become fully vested and no longer be deemed Restricted Stock.

5. Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Grantee.

6. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8. No Rights to Continue as a Director. This Agreement does not confer upon the Grantee any right to continue as a Director of the Company.

9. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the Commonwealth of Massachusetts and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the City of Boston, Massachusetts. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the Commonwealth of Massachusetts.

BOSTON PROPERTIES, INC.

By:
Name:	Robert E. Burke
Title:	Executive Vice President and Chief Operating Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Grantee’s Signature

Grantee’s name and address:

[name]

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